EXHIBIT 99.1

Terra Tech Announces $20,000,000 Share Buyback Program

Irvine, CA – September 16, 2019 - Terra Tech Corp. (TRTC) ("Terra Tech") or (the "Company"), a vertically integrated cannabis-focused agriculture company, today announced that the Board of Directors has authorized the repurchase of up to $20,000,000 of the Company's common stock. This share buyback program is in addition to the previously announced purchase of shares of the Company’s common stock in connection with the settlement of litigation with members of the Vande Vrede family. The Company expects to receive approximately $36,000,000 upon the closing of previously announced asset sales.

Repurchases may be made at management’s discretion from time to time on the open market or through privately negotiated transactions. The repurchase program has no time limit and may be suspended for periods or discontinued at any time. Any shares acquired will be held by the Company as treasury shares. As of August 2, 2019, the Company had 109,278,898 shares of common stock outstanding.

Chief Executive Officer, Derek Peterson, said, “We believe that Terra Tech’s current market value does not reflect the underlying value of its business and future prospects, and that implementing a share buyback program is the best way we can return value to shareholders. We have several growth initiatives in the pipeline and are engaged in a fundamental restructuring to improve profitability and build value for our shareholders. The share repurchase program is supported by our continued focus on building a stronger, more efficient business based around premium quality, recognizable brands.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Bl m, IVXX Inc., Edible Garden, and MediFarm LLC. Bl m s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Bl m offers a broad selection of cannabis products including; flowers, concentrates and edibles through its multiple California and Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated cannabis dispensaries throughout California and dispensaries in Nevada. The Company s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Blüm Retail Stores visit: http://letsblum.com

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Instagram @Letsblum

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to Terra Tech Corp. (the "Company") or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company's filings with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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